                                                                    Exhibit 10.3

                                                            BLAKE DAWSON WALDRON
                                                                   LAWYERS

                    AMENDED AND RE-STATED SERVICES AGREEMENT

                                 NOVOGEN LIMITED
                               ABN 37 063 259 754

                                 GLYCOTEX, INC.

                                Level 35
                       225 George Street
                         SYDNEY NSW 2000
              Telephone: +61 2 9258 6000
                    Fax: +61 2 9258 6999   REF: BLM SJH 02 1389 1453

                          (C) BLAKE DAWSON WALDRON 2005

                                    CONTENTS

1.   INTERPRETATION                                                            1

     1.1  Definitions                                                          1
     1.2  Rules for interpreting this document                                 4
     1.3  Business Days                                                        5

2.   APPOINTMENT                                                               5

     2.1  Appointment                                                          5
     2.2  Nature of appointment                                                5

3.   NOVOGEN'S OBLIGATIONS                                                     5

     3.1  Services                                                             5
     3.2  Sub-contracting and consultants                                      6
     3.3  Appropriate personnel                                                6
     3.4  Performance of the Services                                          6
     3.5  Judgment and skill                                                   6

4.   FEES FOR SERVICES                                                         7

     4.1  Consideration for Services                                           7
     4.2  Invoices                                                             7
     4.3  Payment of invoices                                                  7
     4.4  Payments                                                             7
     4.5  Amendment of the Agreed Budget                                       7
     4.6  Inspection of records                                                7

5.   GOODS AND SERVICES TAX                                                    8

     5.1  GST Law definitions                                                  8
     5.2  GST payable in addition to other amounts                             8
     5.3  Tax invoice                                                          8
     5.4  Adjustments                                                          9
     5.5  GST where Glycotex supplies Novogen                                  9

6.   MATERIALS AND INTELLECTUAL PROPERTY RIGHTS                                9

     6.1  Materials and information                                            9
     6.2  Intellectual Property Rights                                         9
     6.3  Acknowledgment                                                       9

7.   CONFIDENTIAL INFORMATION                                                  9

     7.1  Confidentiality                                                      9
     7.2  Security                                                            10
     7.3  Exceptions to obligations of confidentiality                        10

     7.4  Public domain                                                       10

8.   REPRESENTATIONS AND WARRANTIES                                           10

     8.1  Representations and warranties                                      10
     8.2  Reliance on representations and warranties                          11
     8.3  Exclusion of conditions and warranties                              11
     8.4  Statutory warranties                                                11

9.   DISPUTE RESOLUTION                                                       12

     9.1  Dispute resolution                                                  12
     9.2  Dispute Notice                                                      12
     9.3  Negotiation                                                         12
     9.4  Resolution of Disputes                                              12
     9.5  Mediation                                                           12

10.  TERM AND TERMINATION                                                     12

     10.1 Term                                                                12
     10.2 Termination by Glycotex                                             13
     10.3 Termination by Novogen                                              13
     10.4 Consequences of termination                                         14
     10.5 Survival and accrued rights                                         14

11.  FORCE MAJEURE                                                            14

     11.1 Notice and suspension of obligations                                14
     11.2 Effort to overcome                                                  14
     11.3 Termination                                                         15

12.  NOTICES                                                                  15

13.  AMENDMENT AND ASSIGNMENT                                                 15

     13.1 Amendment                                                           15
     13.2 Assignment                                                          15

14.  GENERAL                                                                  15

     14.1 Governing law                                                       15
     14.2 Liability for expenses                                              16
     14.3 Giving effect to this document                                      16
     14.4 Waiver of rights                                                    16
     14.5 Operation of this document                                          16
     14.6 Operation of indemnities                                            16
     14.7 Consents                                                            17
     14.8 Exclusion of contrary legislation                                   17
     14.9 Counterparts                                                        17


                                                                             ii.

SCHEDULE 1: CALCULATION OF FEES FOR SERVICES                                  18

ANNEXURE A: AGREED BUDGET                                                     21


                                                                            iii.

                    AMENDED AND RE-STATED SERVICES AGREEMENT

DATE September 2005

PARTIES

     NOVOGEN LIMITED ABN 37 063 259 754 (NOVOGEN)

     GLYCOTEX, INC., a company incorporated under the laws of Delaware, United States of America, c/- 1 Landmark Square, Suite 240, Stamford Connecticut 06901, USA (GLYCOTEX)

RECITALS

A. Novogen has certain skills and expertise in relation to the discovery, research and development of human therapeutics and their commercialisation.

B. Glycotex engaged Novogen to perform the Services on the terms and conditions of a Services Agreement dated 30 April 2003.

C. The parties now amend and re-state the Services Agreement on the terms and conditions of this document.

OPERATIVE PROVISIONS

1.   INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply in this document.

     AGREED BUDGET means the budget agreed in accordance with schedule 1 and attached as Annexure A.

     AUTHORISATION means:

     (a) an authorisation, consent, declaration, exemption, notarisation or waiver, however it is described; and

     (b) in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any renewal or amendment.

     BUSINESS DAY means a day that is not a Saturday, Sunday or public holiday in Sydney, Australia.

     CHANGE IN CONTROL, in relation to Glycotex means:

     (a) the acquisition by any Person or Group other than Novogen Limited of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of Glycotex; or

     (b) any merger, consolidation, reorganization, recapitalization, tender or exchange offer or any other transaction with or effecting Glycotex as a result of which a Person or Group other than the stockholders of Glycotex immediately before the transaction owns after the transaction more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of the directors of Glycotex, but does not include any acquisition as a result of, or transaction involving, an initial public offering of Glycotex's common stock.

     COMMENCEMENT DATE means the date this document is executed by the last of the parties to execute it.

     COMMONWEALTH means the Commonwealth of Australia.

     CONFIDENTIAL INFORMATION in relation to a party means all information and materials disclosed, provided or otherwise made accessible to, or developed by that party whether before or after execution of this document, including all Know-How, financial reports, sales information, policies, plans, business affairs, transactions, organisations, business connections and clients of that party, and any other information which that party reasonably considers confidential, but excludes information which the other party can establish:

     (a)  was in the public domain at the date of this document;

     (b) after the date of this document, became part of the public domain otherwise than as a result of disclosure directly or indirectly in breach of this document; or

     (c) was in its possession at the time of disclosure and was not otherwise acquired from the other party directly or indirectly.

     CORPORATIONS ACT means the Corporations Act 2001 (Cth).

     DISPUTE has the meaning given to that term in clause 9.1.

     DISPUTE NOTICE has the meaning given to that term in clause 9.2.

     ENCUMBRANCE means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set-off or right to withhold payment of a deposit or other money, a notice under section 255 of the Income Tax Assessment Act 1936 (Cth), section 260-5 in schedule 1 to the Taxation Administration Act 1953 (Cth) or any similar legislation, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.

     FORCE MAJEURE EVENT means any occurrence or omission as a direct or indirect result of which the party relying on it is prevented from or delayed in performing any of its obligations (other than a payment obligation) under this document and that is beyond the reasonable control of that party, including forces of nature, industrial action and action or inaction by a Government Agency.


                                                                              2.

     GLYCOTEX PRODUCT means any human therapeutic or pharmaceutical compound, and any product or formulation containing any such compound, in relation to which Glycotex or its subsidiaries has Intellectual Property Rights, including the Licensed Products.

     GOVERNMENT AGENCY means:

     (a)  a government or government department or other body;

     (b)  a governmental, semi-governmental or judicial person; or

     (c) a person (whether autonomous or not) who is charged with the administration of a law.

     GST means:

     (a)  the same as in the GST Law; and

     (b) any other goods and services tax, or any tax applying to this transaction in a similar way; and

     (c) any additional tax, penalty tax, fine, interest or other charge under a law for such a tax.

     GST LAW means the same as "GST law" means in A New Tax System (Goods and Services Tax) Act 1999 (Cth).

     INSOLVENCY EVENT means, for a person, being in liquidation or provisional liquidation or under administration, having a controller or analogous person appointed to it or any of its property, being taken to have failed to comply with a statutory demand, being unable to pay its debts or otherwise insolvent, dying, ceasing to be of full legal capacity or otherwise becoming incapable of managing its own affairs for any reason, taking any step that could result in the person becoming an insolvent under administration, entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event.

     INTELLECTUAL PROPERTY RIGHTS means any and all existing and future intellectual and industrial property rights throughout the world, whether conferred by statute, common law or equity, including rights in relation to copyright, trade marks, designs, circuit layouts, plant varieties, business and domain names, trade secrets and Know How (including the right to apply for registration of any such rights), Patent Rights and other results of intellectual activity in the industrial, commercial, scientific, literary or artistic fields.

     KNOW HOW means technical and other information which is not in the public domain including inventions, discoveries, concepts, data, formulae, ideas, specifications, procedures for experiments and tests, results of experimentation and testing, results of research and development and information in laboratory records, data collected during the course of clinical trials, case reports, data analyses and summaries and submissions to and information from ethics committees and regulatory authorities.


                                                                              3.

     LICENCE AGREEMENT means the document entitled "Amended and Re-stated Technology Licence Agreement" between Novogen Research and Glycotex, dated on or about the date of this document.

     LICENSED PRODUCT has the meaning given to it in the Licence Agreement.

     NOVOGEN RESEARCH means Novogen Research Pty Limited.

     PATENT RIGHTS means existing and future patents (including any divisions, continuations, continuations in part, renewals, reissues, extensions, supplementary protection certificates, utility models and foreign equivalents thereof) and rights with respect to existing and future patent applications and patentable inventions, including the right to apply for registration of any such rights.

     QUARTER means, in respect of any calender year in the Term, the four quarters of that year, the first of which commences on the first day of that year.

     SERVICES means the services set out in clause 3.1 and any other services Novogen agrees to perform for Glycotex during the Term.

     TERM means the term of this document, as determined under clause 10.

1.2  RULES FOR INTERPRETING THIS DOCUMENT

     Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

     (a)  A reference to:

          (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

          (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

          (iii) a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

          (iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

          (v) anything (including a right, obligation or concept) includes each part of it.

     (b)  A singular word includes the plural, and vice versa.

     (c)  A word which suggests one gender includes the other genders.


                                                                              4.

     (d) If a word is defined, another part of speech has a corresponding meaning.

     (e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

     (f) The word AGREEMENT includes an undertaking or other binding arrangement or understanding, whether or not in writing.

     (g) The words SUBSIDIARY, HOLDING COMPANY and RELATED BODY CORPORATE have the same meanings as in the Corporations Act.

1.3  BUSINESS DAYS

     If the day on or by which a person must do something under this document is not a Business Day:

     (a) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

     (b) in any other case, the person must do it on or by the previous Business Day.

2.   APPOINTMENT

2.1  APPOINTMENT

     Glycotex agrees to engage Novogen to provide the Services and Novogen agrees to provide the Services to Glycotex, on the terms and conditions of this document.

2.2  NATURE OF APPOINTMENT

     (a) Novogen's engagement to provide the Services is as an independent contractor. Nothing in this document is to be treated as creating a partnership or joint venture between the parties under the laws of any applicable jurisdiction.

     (b) Except as expressly provided in this document, no party may act or has any authority to act as agent of or in any way bind or commit the other party to any obligation.

3.   NOVOGEN'S OBLIGATIONS

3.1  SERVICES

     Novogen shall perform the following services in accordance with this document as Glycotex reasonably requests from time to time during the Term, having regard to the Agreed Budget:

     (a) Novogen shall assist and advise Glycotex and its subsidiaries generally on all aspects of research, development and commercialisation of Glycotex Products;


                                                                              5.

     (b) Novogen shall provide company secretarial, marketing, finance, logistics administrative and managerial support to Glycotex and its subsidiaries;

     (c) Novogen shall plan, conduct, direct, monitor and supervise pre-clinical and clinical trials of Glycotex Products;

     (d) Novogen shall provide scientific and technical advice on management of pre-clinical and clinical research programs undertaken by Glycotex and its subsidiaries in relation to Glycotex Products and shall manage such research programs; and

     (e) Novogen shall provide to Glycotex and its subsidiaries access to records relating to, and persons involved in the research and development of Licensed Products and any clinical trials conducted or commenced before the Commencement Date.

3.2  SUB-CONTRACTING AND CONSULTANTS

     (a) Novogen shall not, without the prior written consent of Glycotex, sub-contract the provision of any part of the Services to any person other than its subsidiaries (excluding Glycotex).

     (b) If at any time during the Term any person is under any obligation to Novogen or its subsidiaries (other than Glycotex) to provide services or perform obligations to persons including Glycotex, which services or obligations include research, development or commercialisation of Glycotex Products, then Novogen shall procure that that person provides those services to Glycotex.

3.3  APPROPRIATE PERSONNEL

     Novogen shall ensure that its employees, agents and consultants and the employees, agents and consultants of its subsidiaries who provide the Services have appropriate qualifications and experience to provide the Services, having regard to the nature of the Services.

3.4  PERFORMANCE OF THE SERVICES

     Novogen shall perform the Services:

     (a)  diligently, competently and with reasonable care and skill;

     (b)  in compliance with all applicable laws and regulations; and

     (c) in accordance with the reasonable directions of Glycotex and its subsidiaries from time to time during the Term.

3.5  JUDGMENT AND SKILL

     Nothing in this clause 3 prevents Novogen from exercising its judgment and utilising its skills as it considers most appropriate to perform the Services.


                                                                              6.

4.   FEES FOR SERVICES

4.1  CONSIDERATION FOR SERVICES

     In consideration of the performance by Novogen of the Services, Glycotex shall pay, in accordance with clause 4.3:

     (a) services fees monthly in arrears in accordance with the Agreed Budget; and

     (b) all reasonable out of pocket expenses (including travel and accommodation expenses) incurred by Novogen each month in the course of providing the Services.

4.2  INVOICES

     Within 7 days of the end of each month, Novogen shall each render to Glycotex a written invoice for payment for all Services provided by Novogen in that month, which shall contain the amount payable for the Services in that month calculated in accordance with schedule 1.

4.3  PAYMENT OF INVOICES

     Glycotex shall pay the amount of all correctly rendered invoices within 7 days of the date of the invoice.

4.4  PAYMENTS

     All amounts due and payable under clause 4.3 must be calculated and paid in United States dollars and must be paid by bank cheque or electronic transfer to an account notified by Novogen in writing.

4.5  AMENDMENT OF THE AGREED BUDGET

     Each party shall inform the other party promptly upon becoming aware of any circumstance by virtue of which the estimates and assumptions on which the Agreed Budget was based are no longer accurate or applicable and the parties may amend the Agreed Budget by agreement from time to time during the Term having regard to any such circumstance.

4.6  INSPECTION OF RECORDS

     Glycotex may, during normal business hours and upon reasonable notice by its authorised representatives (including accountants and auditors), inspect the records and books of account of Novogen to determine whether the amounts paid or payable under this clause 4 have been calculated and paid in accordance with this clause 4, schedule 1 and the Agreed Budget. For the purposes of that inspection and determination, Glycotex's authorised representatives may take such copies and extracts of those records and books of account as they think fit and Novogen must, and must ensure that its agents and contractors, give Glycotex's authorised representatives such assistance as is necessary, including by providing access to facilities, hardware, software and documents, to enable that inspection and determination.


                                                                              7.

5.   GOODS AND SERVICES TAX

5.1  GST LAW DEFINITIONS

     Words defined in the GST Law have the same meaning in this clause 5, unless the context makes it clear that a different meaning is intended.

5.2  GST PAYABLE IN ADDITION TO OTHER AMOUNTS

     In addition to paying all amounts payable by Glycotex under this document, Glycotex must:

     (a) pay to Novogen an amount equal to any GST payable on any supply by Novogen under or in connection with this document without deduction or set-off of any other amount;

     (b)  make that payment:

          (i) if Novogen must pay GST on or after receiving the consideration or any part of it - as and when Glycotex must pay or provide the consideration or that part of it;

          (ii) if Novogen must pay GST on issuing an invoice under this document
               - on the earlier of the due date for payment of that invoice, or 10 Business Days following the end of the month in which Novogen issued that invoice; and

          (iii) if Novogen must pay GST upon the occurrence of some other event
               - within 5 Business Days of a written request by Novogen for payment for the GST, which may be in the form of a tax invoice (or an adjustment note); and

     (c)  indemnify Novogen against, and pay Novogen on demand the amount of:

          (i)  all GST on the transactions contemplated by this document; and

          (ii) any loss, liability or expense directly or indirectly incurred in connection with or arising from or caused by any failure by Glycotex to pay any amount as and when required by this clause 5, for example, any additional tax, penalty tax, fine, interest or other charge under a GST Law.

5.3  TAX INVOICE

     Within 28 days of a written request from Glycotex, Novogen must issue a tax invoice (or an adjustment note) to Glycotex for any supply for which Novogen may recover GST from Glycotex under this document, and must include in the tax invoice (or adjustment note) the particulars required by the GST Law for Glycotex to obtain an input tax credit for that GST.


                                                                              8.

5.4  ADJUSTMENTS

     Novogen must refund to Glycotex any overpayment by Glycotex for GST, but Novogen need not refund to Glycotex any amount for GST paid to the Commissioner of Taxation unless Novogen has received a refund or credit of that amount.

5.5  GST WHERE GLYCOTEX SUPPLIES NOVOGEN

     If Glycotex must pay GST for anything provided or supplied by Glycotex under this document, Novogen must pay to Glycotex an amount equal to that GST in exactly the same way as Glycotex must so do for any GST Novogen must pay, and this clause 5 applies to that GST as if Glycotex was Novogen, and Novogen was Glycotex.

6.   MATERIALS AND INTELLECTUAL PROPERTY RIGHTS

6.1  MATERIALS AND INFORMATION

     Novogen acknowledges that all materials and information made available by Glycotex to Novogen in the performance of the Services remain the property of Glycotex.

6.2  INTELLECTUAL PROPERTY RIGHTS

     All Intellectual Property Rights created or developed by or on behalf of Novogen and its subsidiaries in the performance of the Services vest exclusively in Glycotex immediately upon their creation, and by this document Novogen assigns to Glycotex absolutely and as beneficial owner its entire right and title to and interest in all such Intellectual Property Rights.

6.3  ACKNOWLEDGMENT

     Novogen acknowledges that nothing in this document grants to it any Intellectual Property Rights created in the performance of the Services and Novogen must not, and must procure that its subsidiaries (other than Glycotex) do not, represent to any person that it or they have any such Intellectual Property Rights.

7.   CONFIDENTIAL INFORMATION

7.1  CONFIDENTIALITY

     Each party must:

     (a) keep and maintain all Confidential Information of the other party strictly confidential;

     (b) use Confidential Information of the other party only for the purposes for which it is disclosed; and

     (c) not disclose any Confidential Information of the other party other than to its employees, authorised sub-contractors, legal advisers, auditors or other consultants requiring the information for the purposes of this document and then only upon those persons undertaking in writing to keep that information strictly confidential.


                                                                              9.

7.2  SECURITY

     For the purposes of clause 7.1, each party must establish and maintain effective security measures to safeguard the Confidential Information of the other party from unauthorised use or access and must notify the other party immediately upon becoming aware of any suspected or actual unauthorised use or disclosure of that party's Confidential Information.

7.3  EXCEPTIONS TO OBLIGATIONS OF CONFIDENTIALITY

     The obligations in clauses 7.1 and 7.2 do not apply to the extent that a party is required by law to disclose the other party's Confidential Information, provided the party promptly gives notice to the other party of that requirement and discloses only that portion of Confidential Information which it is legally required to disclose.

7.4  PUBLIC DOMAIN

     No Confidential Information shall be deemed to be in the public domain merely because it contains information which is in the public domain or is embraced by a general disclosure which is in the public domain.

8.   REPRESENTATIONS AND WARRANTIES

8.1  REPRESENTATIONS AND WARRANTIES

     Each party represents and warrants that:

     (a)  (STATUS) it is a company limited by shares under the Corporations Act;

     (b)  (POWER) it has full legal capacity and power to:

          (i)  own its property and to carry on its business; and

          (ii) enter into this document and to carry out the transactions that this document contemplates;

     (c) (CORPORATE AUTHORITY) it has taken all corporate action that is necessary or desirable to authorise its entry into this document and its carrying out the transactions that this document contemplates;

     (d) (DOCUMENTS EFFECTIVE) this document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors' rights generally), subject to any necessary stamping or registration; and

     (e) (NO CONTRAVENTION) neither its execution of this document nor the carrying out by it of the transactions that this document contemplates, does or will:

          (i) contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

          (ii) contravene any Authorisation;


                                                                             10.

          (iii) contravene any undertaking or instrument binding on it or any of its property;

          (iv) contravene its constitution; or

          (v) require it to make any payment or delivery in respect of any financial indebtedness before it would otherwise be obliged to do so.

8.2  RELIANCE ON REPRESENTATIONS AND WARRANTIES

     Each party acknowledges that the other party has executed this document and agreed to take part in the transactions that this document contemplates in reliance on the representations and warranties that are made in clause 8.1.

8.3  EXCLUSION OF CONDITIONS AND WARRANTIES

     Except for the warranties expressly made in this document, all conditions, warranties, undertakings or representations express or implied arising by statute, general law or otherwise are expressly excluded to the extent permitted by law.

8.4  STATUTORY WARRANTIES

     If legislation implies in this document any condition or warranty and that legislation avoids of prohibits provisions in a contract excluding or modifying the application of or exercise of or liability under such condition or warranty, the condition or warranty shall be deemed to be included in this document. However the liability of Novogen for any breach of such condition or warranty shall be limited at the option of Novogen to one or more of the following:

     (a)  if the breach relates to goods:

          (i)  the replacement of the goods or the supply of equivalent goods;

          (ii) the repair of the goods;

          (iii) the payment of the cost of replacing the goods or of acquiring equivalent goods; or

          (iv) the payment of the cost of having the goods repaired; and

     (b)  if the breach relates to services:

          (i)  the supplying of the services again; or

          (ii) the payment of the cost of having the services supplied again.


                                                                             11.

9.   DISPUTE RESOLUTION

9.1  DISPUTE RESOLUTION

     If a dispute arises out of or in relation to this document (including any dispute as to breach or termination of this document or as to any claim in tort, in equity or pursuant to any statute) (a DISPUTE), a party to this document may not commence any court or arbitration proceedings relating to the Dispute unless it has complied with this clause 9, except where the party seeks urgent interlocutory relief.

9.2  DISPUTE NOTICE

     A party claiming that a Dispute has arisen under or in relation to this document must give written notice to the other party specifying the nature of the Dispute (a DISPUTE NOTICE).

9.3  NEGOTIATION

     Upon receipt by a party of a Dispute Notice, Novogen and Glycotex must procure that their Managing Directors and President respectively meet to endeavour to resolve the Dispute expeditiously by negotiation.

9.4  RESOLUTION OF DISPUTES

     If the parties have not resolved the Dispute under clause 9.3 within 14 days of receipt of the Dispute Notice, the parties must endeavour to resolve the Dispute expeditiously using informal dispute resolution techniques such as mediation, expert evaluation or determination or similar techniques agreed by the parties.

9.5  MEDIATION

     If the parties do not agree within 28 days of receipt of a Dispute Notice (or such further period as the parties agree in writing) as to:

     (a)  the dispute resolution technique and procedures to be adopted;

     (b)  the timetable for all steps in those procedures; and

     (c) the selection and compensation of the independent person required for such technique,

     the parties must mediate the Dispute in accordance with the Mediation Rules of the Law Society of New South Wales, and the President of the Law Society of New South Wales (or the President's nominee) will select the mediator and determine the mediator's remuneration.

10.  TERM AND TERMINATION

10.1 TERM

     The rights and obligations of the parties under this document begin on the Commencement Date and end on the earlier of:


                                                                             12.

     (a)  the date of termination in accordance with this clause 10; and

     (b)  the twelfth anniversary of the Commencement Date,

     or such later date as the parties agree in writing.

10.2 TERMINATION BY GLYCOTEX

     Glycotex may terminate this document at any time:

     (a)  on three month's written notice to Novogen;

     (b) immediately if Novogen defaults in the performance of any of its obligations under this document which in Glycotex's reasonable opinion is capable of remedy and fails to remedy that default within 21 days of receiving written notice from Glycotex specifying the default and requiring the default to be remedied;

     (c) on 21 days written notice if Novogen defaults in the performance of any of its material obligations under this document which in Glycotex's reasonable opinion is not capable of remedy; and

     (d)  immediately by notice in writing if:

          (i)  Novogen is involved in an Insolvency Event; or

          (ii) Novogen ceases for any reason to be able lawfully to carry out all the transactions which this document contemplates may be carried out by Novogen.

10.3 TERMINATION BY NOVOGEN

     Novogen may terminate this document at any time:

     (a) immediately if Glycotex defaults in the performance of any of its obligations under this document which in Novogen's reasonable opinion is capable of remedy and fails to remedy that default within 21 days of receiving written notice from Novogen specifying the default and requiring the default to be remedied;

     (b) on 21 days written notice if Glycotex defaults in the performance of any of its material obligations under this document which in Novogen's reasonable opinion is not capable of remedy; and

     (c)  immediately by notice in writing if:

          (i) there is a Change in Control of Glycotex without Novogen's written consent;

          (ii) Glycotex is involved in an Insolvency Event; or

          (iii) Glycotex ceases for any reason to be able lawfully to carry out all the transactions which this document contemplates may be carried out by Glycotex.


                                                                             13.

10.4 CONSEQUENCES OF TERMINATION

     Upon expiry or termination of this document for any each party must immediately return to the other party or destroy at its direction:

     (a)  all Confidential Information of the other party; and

     (b) all materials, documents and other records containing, referring or relating to any Confidential Information of the other party,

     in its possession, custody or power.

10.5 SURVIVAL AND ACCRUED RIGHTS

     Upon termination under this clause 10, this document is at an end as to its future operation, except for:

     (a) the enforcement of any right or claim which arises on or has arisen before termination; and

     (b) the obligations of the parties under clauses 1, 7, 8.3, 9, 12 and 14 (except clause 14.3) and this clause 10, which survive termination.

11.  FORCE MAJEURE

11.1 NOTICE AND SUSPENSION OF OBLIGATIONS

     If a party to this document is affected, or likely to be affected, by a Force Majeure Event:

     (a) that party must immediately give the other prompt notice of that fact including:

          (i)  full particulars of the Force Majeure Event;

          (ii) an estimate of its likely duration;

          (iii) the obligations affected by it and the extent of its effect on those obligations; and

          (iv) the steps taken to rectify it; and

     (b) the obligations under this document of the party giving the notice are suspended to the extent to which they are affected by the Force Majeure Event as long as the Force Majeure Event continues.

11.2 EFFORT TO OVERCOME

     A party claiming a Force Majeure Event must use its best endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible. However, this does not require a party to settle any industrial dispute in any way it does not want to.


                                                                             14.

11.3 TERMINATION

     If a Force Majeure Event occurs for more than 30 days, either party may terminate this document by giving at least 21 days notice to the other party.

12.  NOTICES

     (a) A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or fax. If it is sent by mail, it is taken to have been received 3 working days after it is posted. If it is sent by fax, it is taken to have been received when the addressee actually receives it in full and in legible form.

     (b) A person's address and fax number are those set out below, or as the person notifies the sender:

          NOVOGEN
          Address:      140 Wicks Road, North Ryde, NSW 2113 AUSTRALIA
          Fax number:   Int + 612 9878 0055
          Attention:    Managing Director

          GLYCOTEX
          Address:      140 Wicks Road, North Ryde, NSW 2113 AUSTRALIA
          Fax number:   Int + 612 9878 0055
          Attention:    President

13.  AMENDMENT AND ASSIGNMENT

13.1 AMENDMENT

     This document can only be amended, supplemented, replaced or novated by another document signed by the parties.

13.2 ASSIGNMENT

     A party may only dispose of, declare a trust over or otherwise create an interest in its rights under this document with the consent of each other party.

14.  GENERAL

14.1 GOVERNING LAW

     (a) This document is governed by the law in force in New South Wales, Australia.

     (b) Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.


                                                                             15.

14.2 LIABILITY FOR EXPENSES

     Each party must pay its own expenses incurred in negotiating, executing, stamping and registering this document.

14.3 GIVING EFFECT TO THIS DOCUMENT

     Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.

14.4 WAIVER OF RIGHTS

     A right may only be waived in writing, signed by the party giving the waiver, and:

     (a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

     (b) a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

     (c) the exercise of a right does not prevent any further exercise of that right or of any other right.

14.5 OPERATION OF THIS DOCUMENT

     (a) This document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

     (b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

     (c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

14.6 OPERATION OF INDEMNITIES

     (a) Each indemnity in this document survives the expiry or termination of this document.

     (b) A party may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.


                                                                             16.

14.7 CONSENTS

     Where this document contemplates that either party may agree or consent to something (however it is described), that party may:

     (a) agree or consent, or not agree or consent, in its absolute discretion; and

     (b)  agree or consent subject to conditions,

     unless this document expressly contemplates otherwise.

14.8 EXCLUSION OF CONTRARY LEGISLATION

     Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

14.9 COUNTERPARTS

     This document may be executed in counterparts.


                                                                             17.

                                   SCHEDULE 1

                        CALCULATION OF FEES FOR SERVICES

The fees payable by Glycotex to Novogen for Services provided to Glycotex shall be determined as follows:

1. Within 14 days of the beginning of each financial year during the Term, Novogen shall prepare and provide to Glycotex, a budget estimate for the following financial year having regard to:

     (a) the time spent by the employees and consultants of Novogen in the previous financial year in the provision of Services to Glycotex under this document; and

     (b) any considerations of which it is aware which are likely to influence the time spent by the employees and consultants of Novogen in the following financial year in the provision of Services to Glycotex under this document.

2.   Each budget estimate prepared under paragraph 1 shall contain:

     (a) a list of all employees and consultants who Novogen expects will provide Services to Glycotex during the financial year, together with their positions, and the salaries, consultancy fees or other remuneration payable by Novogen to those employees and consultants for that financial year;

     (b)  the allocated on-costs attributable to each person listed in paragraph
          (a), including fringe benefits tax, payroll tax, workers compensation insurance, superannuation charges and holiday and sick pay;

     (c)  the percentage of time Novogen expects each person listed in paragraph
          (a) to spend on the provision of Services to Glycotex under this document for the following financial year;

     (d) the sum of the percentages for each person in paragraph (c) multiplied by the costs and charges for that person in paragraphs (a) and (b);

     (e) a premises rental charge based on the floor space within Novogen's premises attributable to each person listed in paragraph (a);

     (f) a general asset usage charge calculated on the basis of depreciation, amortisation and repairs and maintenance of Novogen's general assets used by each person listed in paragraph (a);

     (g) a general overheads charge based on all other general outgoings in the operation of Novogen's business attributable to each person listed in paragraph (a);


                                                                             18.

     (h) a direct asset usage charge in relation to non-production assets directly attributable to Glycotex's business, calculated on the basis of depreciation, amortisation and repairs and maintenance of those assets; and

     (i) a calculation of the budget estimate of fees payable by Glycotex for Services in the following financial year, being the sum of:

          (i)  the figure in paragraph (d);

          (ii) the figures in paragraphs (e), (f), (g) and (h); and

          (iii) an additional 10% of those figures.

3. Within 14 days of receipt of a budget estimate under paragraph 1, Glycotex shall either accept the budget estimate provided by Novogen under paragraph 1 or respond to Novogen with a revised budget estimate having regard to the assumptions and calculations in the estimate provided by Novogen.

4. Within 7 days of receipt by Novogen of a revised budget estimate under paragraph 3, the parties shall negotiate in good faith to reach agreement on a budget estimate.

5. The budget estimate accepted under paragraph 3 or agreed under paragraph 4 shall become the agreed budget for the following financial year and shall be attached to this document as Annexure A.

6. The fees payable by Glycotex to Novogen per month in consideration of the performance of the Services shall be one twelfth of the budget set out in Annexure A.


                                                                             19.

EXECUTED as an agreement.

EXECUTED by NOVOGEN LIMITED:


/s/ Christopher Naughton                /s/ Ron Lea Erratt
-------------------------------------   ----------------------------------------
Signature of director                   Signature of director/secretary


CHRISTOPHER NAUGHTON                    RON LEA ERRATT
-------------------------------------   ----------------------------------------
Name                                    Name


EXECUTED by GLYCOTEX, INC.:


/s/ David Seaton                        /s/ David Seaton
-------------------------------------   ----------------------------------------
Signature of director                   Signature of director/secretary


DAVID SEATON                            DAVID SEATON
-------------------------------------   ----------------------------------------
Name                                    Name


                                                                             20.

                                   ANNEXURE A

                                  AGREED BUDGET


                                                                             21.

                                   Annexure A
                          (Novogen Service Agreement)

                                 GLYCOTEX, INC.
                                     BUDGET
                            Year Ended June 30, 2006

                                                        TOTAL
                                                    (In thousands)
Operating expenses:
  Research and devolpment                                 (974)
  Selling, general and administrative                     (111)
                                                      ---------
    Total operating expenses                            (1,085)
                                                      =========

Loss from operations                                    (1,085)
Income tax expense                                           -
                                                      ---------
Net loss arising during development stage             $ (1,085)
                                                      =========